17

                                    EXHIBIT 3

                              STANDSTILL AGREEMENT

         THIS STANDSTILL AGREEMENT, dated as of March 16, 1999 (as the same may be modified, amended, supplemented and/or restated from time to time, this "Agreement"), is by and among (1) ELXSI Corporation, a Delaware corporation (the "Company"), (2) Alexander M. Milley ("AMilley" or the "Milley Person"), (3) the Persons whose names appear on the signature page hereto under the terms "Original Kellogg Persons" (collectively, the "Original Kellogg Persons"), and
(4) the other Persons, if any, who subsequently become party to this Agreement as "Additional Kellogg Persons" (collectively with the Original Kellogg Persons, the "Kellogg Persons").

                                   BACKGROUND

         In 1997 the Board of Directors of the Company declared a dividend distribution of one common stock purchase right (collectively, the "Rights") for each outstanding share of Common Stock, par value $.001 per share (the "Common Stock"). The terms of the Rights are established under and set forth in that certain Rights Agreement, dated as of June 4, 1997 (as the same may be modified, amended, supplemented and/or restated from time to time, the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). Capitalized terms used and not defined herein have the respective meanings ascribed to such terms under the Rights Agreement.

         Prior to the date hereof, Peter R. Kellogg and the other Original Kellogg Persons became the Beneficial Owners, in the aggregate, of more than 15% of the outstanding shares of Common Stock, with the result that (but for the Rights Agreement Amendment (defined below)) such Kellogg Persons may have become "Acquiring Persons" under the Rights Agreement.

         The Board of Directors of the Company has determined that if: (x) as represented and warranted by the Original Kellogg Persons hereunder: (i) their becoming "Acquiring Persons" under the Agreement (if in fact the case) was inadvertent, and (ii) their shares of Common Stock were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect, and (y) the other provisions of this Agreement are complied with, permitting said inadvertent event (if in fact the case) to result in a Triggering Event or Distribution Date under the Rights Agreement would be inimical to the interests of, if not injurious to, the Company and the holders of the Rights.

         The Company therefore proposes to supplement and amend the Rights Agreement in order to avoid such eventualities, pursuant to a Rights Agreement Amendment in the form of Exhibit A hereto between the Company and the Rights Agent (the "Rights Agreement Amendment"), but only after the Original Kellogg Persons shall have executed and delivered this Agreement. The Original Kellogg Persons have themselves determined that a Triggering Event or Distribution Date resulting from their acquisition of Common Stock would be inimical to the interests of, if not injurious to, the Original Kellogg Persons and, accordingly, wish the Rights Agreement Amendment to become effective.

         NOW, THEREFORE, in consideration of the covenants and undertakings herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

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                                                                              18

                    ARTICLE 1: REPRESENTATIONS AND WARRANTIES

         SECTION 1.1. ALL PARTIES. The Kellogg Persons hereby represent and warrant to the Company and AMilley, AMilley hereby represents and warrants to the Kellogg Persons and the Company, and the Company hereby represents and warrants to the Kellogg Persons and AMilley as follows:

                  (A) (In the case of the non-natural Persons party hereto) such party has the full power and authority to enter into this Agreement and the other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party and to carry out its obligations hereunder and thereunder;

                  (B) (In the case of the non-natural Persons party hereto) the execution, delivery and performance by such Person of this Agreement and the other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party, and the consummation by such party of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, partnership, trust or foundation action on its part;

                  (C) This Agreement and other  agreement(s)  and  instrument(s)
contemplated hereby to which it is or is to be a party have been duly executed and delivered by such party and constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms, subject to: (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

                  (D) The execution and delivery by such party of this Agreement and the other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party, the performance by such party of its obligations hereunder and thereunder, and the consummation by such party of the transactions herein or therein contemplated to be consummated by such party, do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination or amendment of, or accelerate the performance required by, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such party is a party or by which such party is, or to which any of the property or assets of such party are subject, nor result in any violation of the provisions of the certificate or articles of incorporation or the bylaws of such party (or any similar constitutional document), or of any statute, order, judgment, rule or regulation of any court or governmental agency or body having jurisdiction over such party or the property or assets of such party; and

                  (E) No authorization, consent or approval of, or filing with, or notice to, any public body, court, authority or any other Person is necessary for the execution and delivery by such party of this Agreement or the other agreement(s) or instrument(s) contemplated hereby to which it is or is to be a party, the performance by such party of its obligations hereunder and thereunder, or the consummation by such party of the transactions contemplated herein or therein contemplated to be consummated by such party, other than (in each case) such authorizations, consents, approvals, filings and notices as: (i) may be required under the Exchange Act and, in the case of the Company, under the rules and regulations of The Nasdaq Stock Market, Inc., or (ii) have been obtained, made or given prior to the date hereof.

         SECTION 1.2. KELLOGG PERSONS. The Kellogg Persons hereby represent and warrant to the Company as follows:

                  (A) The Kellogg Persons have previously disclosed to the Company, through filings made under the Exchange Act and/or other means: (i) the names of all Kellogg Group Members, all Kellogg Related Persons and all Affiliates and Associates of any Kellogg Group Member or Kellogg

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                                                                              19

Related Person who beneficially own any Common Stock (within the meaning of Rule 13d-3 or Rule 16a-1(a)(2) of promulgated under the Exchange Act), (ii) the number of shares of Common Stock so beneficially owned by such Persons, and
(iii) for any such shares so beneficially owned that are held of record in a different name (such as "Cede & Co." or another "street name"), the name of such record holder;

                  (B) All schedules, statements or other reports previously filed by any one or more of the Kellogg Persons in respect of the Company and/or Common Stock under Section 13 or 16 of the Exchange Act contain all of the disclosures and information required under the applicable rules and regulations of the U.S. Securities and Exchange Commission ("SEC"), and such disclosures and information was, as of the date of the filing thereof with the SEC and the delivery thereof to the Company, true, correct and complete in all material respects;

                  (C) Their becoming "Acquiring Persons" under the Agreement (if in fact the case) was inadvertent on their part; and their shares of Common Stock were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect; and

                  (D) The Kellogg Persons acknowledge and agree that: (i) the representations, warranties, covenants and agreements of the Kellogg Persons hereunder are a material inducement to the Company's entering into of the Rights Agreement Amendment; and (ii) in the event of a breach of or default under any such representations, warranties, covenants or agreements by any of the Kellogg Persons, the Company may (by the terms of the Rights Agreement Amendment or otherwise, and without limiting any of the rights or remedies that may be available to the parties under this Agreement at law or in equity), suspend or terminate the Kellogg Amendments (as defined in the Rights Agreement Amendment), terminate the Rights Agreement Amendment or take other actions having the purpose or effect of modifying or altering the Kellogg Amendments.

               ARTICLE 2: KELLOGG PERSONS COVENANTS AND AGREEMENTS

         SECTION 2.1. CHANGES IN BENEFICIAL OWNERSHIP. The Kellogg Persons hereby covenant and agree as follows:

                  (A) The number of shares beneficially owned by the Kellogg Group Members and their respective Affiliates and Associates shall at no time exceed the Kellogg Group Member Limit;

                  (B) They shall prepare and file with the SEC and deliver to the Company, in each case on a timely basis, all schedules, statements and other reports in respect of the Company and/or Common Stock required under Section 13 or 16 of the Exchange Act; such schedules, statements or other reports (as the case may be) shall contain all of the disclosures and information required under the applicable rules and regulations of the SEC; and such disclosures and information shall, as of the date of the filing thereof with the SEC and the delivery thereof to the Company, be true, correct and complete in all material respects;

                  (C) In addition to, and not in limitation of, the obligations of the Kellogg Persons under the foregoing Section 2.1(B), and without intending to limit the obligations of the Kellogg Persons under Sections 2.1(D), 2.2(D) and 2.3, if after the date hereof any Kellogg Group Member, Kellogg Related Person or any Affiliate or Associate of any Kellogg Group Member or Kellogg Related Person shall purchase or otherwise acquire, or sell, transfer, assign or otherwise dispose of, the beneficial ownership of any shares of Common Stock or other voting securities of the Company ("Other Voting Securities"), one or more of the Kellogg Persons shall promptly thereafter (but in any event by the earliest of (x) five business days prior the next ensuing record date for any vote of, or consent solicitation with respect to, the Common Stock or such Other Voting Securities, (y) the date that such purchase, other acquisition, sale, transfer, assignment or other disposition (as the case may be) shall have first been reported, or shall be required to be reported, under Section 13 or 16 of the Exchange Act, and (z) the thirtieth (30th) following such purchase, other acquisition, sale, transfer, assignment or other disposition (as the case may be)), advise the Company and AMilley of: (i) the name of the Kellogg Group Member, Kellogg Related Person or Affiliate or Associate thereof (as the case may be) who effected such transaction and specifying whether such Person is a Kellogg Group Member, an Affiliate or Associate of a Kellogg Group Member, a Kellogg Related Person or an Affiliate or Associate of a Kellogg Group Member, (ii) the nature of such transaction and the number of shares of Common Stock or Other Voting Securities (as the case may be) that were the subject thereof, and (iii) the name of the record holder of such shares of Common Stock or Other Voting Securities (as the case may be); and

                  (D) If after the date hereof any Kellogg Group Member, or any Affiliate or Associate of any Kellogg Group Member, who (in each case) is not already a "Kellogg Person" party to this Agreement shall purchase or otherwise acquire the beneficial ownership of any shares of Common Stock or Other Voting Securities, such Person shall promptly thereafter (but in any event by the earliest of (x) five business days prior the next ensuing record date for any vote of, or consent solicitation with respect to, the Common Stock or such Other Voting Securities, (y) the date that such purchase or other acquisition (as the case may be) shall have first been reported, or shall be required to be reported, under Section 13 or 16 of the Exchange Act, and (z) the thirtieth
(30th) following such purchase or other acquisition (as the case may be)) become a "Kellogg Person" party to this Agreement by executing and delivering to the Company a Supplement instrument in the form of SCHEDULE A hereto.

         SECTION 2.2. IRREVOCABLE PROXY. (A) Each Kellogg Person does hereby irrevocably constitute and appoint AMilley the attorney-in-fact and proxy of such Kellogg Person, with full power of substitution, to vote all shares of Common Stock and Other Voting Securities which such Kellogg Person is entitled to vote at any annual or special meeting of the stockholders of the Company, and to express consent or dissent to any corporate action in writing without a meeting of the stockholders of the Company, in such manner as such AMilley or the substitute for AMilley (as the case may be, the "Proxyholder") shall in his discretion determine. The proxy and power of attorney granted pursuant to the foregoing sentence are hereinafter collectively referred to as the "Instant Proxy". THE INSTANT PROXY IS COUPLED WITH AN INTEREST, SHALL BE IRREVOCABLE AND SHALL REVOKE ANY AND ALL PRIOR PROXIES AND POWERS OF ATTORNEY GRANTED BY ANY OF THE KELLOGG PERSONS IN CONNECTION WITH ANY COMMON STOCK OR OTHER VOTING SECURITIES. NO KELLOGG PERSON SHALL GRANT ANY PROXY OR POWER OF ATTORNEY TO ANY PERSON WHICH CONFLICTS WITH THE INSTANT PROXY OR THE VOTING RIGHTS GRANTED THEREUNDER. ANY ATTEMPT TO DO SO SHALL BE VOID.

                  (B) FURTHER ACTIONS. In order to further implement and evidence the Instant Proxy: (i) substantially simultaneously with the execution and delivery of this Agreement, the Original Kellogg Persons have executed and delivered to AMilley counterparts of an Irrevocable Proxy instrument in the form of Schedule B hereto; and (ii) in connection with any particular annual or special meeting of the stockholders of the Company, or solicitation of written consents in lieu of any meeting of the stockholders of the Company, the Kellogg Persons shall execute and deliver in favor of the Proxyholder such other or additional form of proxy or power of attorney as shall be reasonably required or requested by the Proxyholder in order to permit the exercise of the voting rights granted by the Kellogg Persons under this Section at such meeting or in such solicitation (as the case may be).

                  (C) ADDITIONAL SHARES. The Instant Proxy covers, in addition to any and all shares of Common Stock beneficially owned at the date hereof by the Kellogg Persons (there being no Other Voting Securities presently outstanding), any and all shares of Common Stock and Other Voting Securities the beneficial ownership of which are hereafter purchased or otherwise acquired by any Kellogg Person. The

Instant Proxy in respect of any such subsequently-acquired shares shall not be diminished or otherwise affected by the fact that such purchase or other acquisition may be in violation of this Agreement.

                  (D) KELLOGG RELATED PERSONS. If after the date hereof any Kellogg Related Person or any Affiliate or Associate of any Kellogg Related Person that (in each case) is not a "Kellogg Person" party to this Agreement shall purchase or otherwise acquire the beneficial ownership of any shares of Common Stock or Other Voting Securities, such Person shall promptly thereafter (but in any event by the earliest of (x) five business days prior the next ensuing record date for any vote of, or consent solicitation with respect to, the Common Stock or such Other Voting Securities, (y) the date that such purchase or other acquisition (as the case may be) shall have first been reported, or shall be required to be reported, under Section 13 or 16 of the Exchange Act, and (z) the thirtieth (30th) following such purchase or other acquisition (as the case may be)) execute and deliver an instrument reasonably satisfactory to the Company and AMilley by which the Instant Proxy, the other provisions of Section 2.2(A)-(C) and Sections 2.3, 2.4 and 4 may be made applicable to such Kellogg Related Person, Affiliate or Associate (as the case may be) and any such subsequently-acquired shares of Common Stock or Other Voting Securities MUTATIS MUTANDIS. For the avoidance of doubt, the foregoing shall not apply to any shares of Common Stock beneficially owned at the date hereof by Kellogg Related Persons and their respective Affiliates and Associates (there being no Other Voting Securities presently outstanding).

         SECTION 2.3. RIGHT OF FIRST REFUSAL. (A) If at any time any Kellogg Person (the "Seller") shall wish to sell, transfer, assign or otherwise dispose of ("Sell"; and such a sale, transfer, assignment or other disposition, a "Sale"), any shares of Common Stock or Other Voting Securities beneficially owned by such Seller (the "Subject Shares"), such Seller shall deliver to the Milley Person written notice thereof, which notice (a "Pre-Sale Notice") shall (at a minimum) specify: (i) the identity the Seller and (if different from the Seller) the record holder of the Subject Shares, (ii) the number of Subject Shares, (iii) if the Sale is to be effected other than through an open-market trade, the material terms and conditions of such Sale, and (iv) the price at which the Seller intends to or is willing to effect such Sale. Such price specification may be expressed in terms of a minimum price or "at market". If the Milley Person wishes to purchase such Subject Shares, or to have his designee effect such purchase, he shall advise the Seller by the next business day following receipt of the Pre-Sale Notice that he (or his designee) agrees to purchase the Subject Shares at the price specified in the Pre-Sale Notice. In the event that the Milley Person (or his designee) shall fail to so advise the Seller within such one-business-day period, or shall so advise within such time but shall fail (other than as a result of a default or failure on the part of the Seller) to settle his purchase of the Subject Shares within ten business days after his receipt of the Pre-Sale Notice, the Seller shall be free to Sell the Subject Shares during the 30-day period following its delivery of the Pre-Sale Notice at a price no less favorable to the Seller than that specified therein. Any Subject Shares not Sold within such 30-day period shall remain subject to this Section 2.3.

                  (B) PERMITTED SALES. The right of first refusal granted under the foregoing Section 2.3(A) shall not apply in respect of any actual or proposed Sale: (i) to any Kellogg Group Member, any Kellogg Related Person or any Affiliate or Associate of any Kellogg Group Member or Kellogg Related Person, PROVIDED that (x) such Sale shall not result in a violation of this Agreement or a Distribution Date or Triggering Event under the Rights Agreement, and (y) without limiting the generality of the foregoing clause (x), the transferee party to such Sale shall have complied with the Section 2.1(D) or 2.2(D) hereinabove (if and to the extent applicable); (ii) to any Milley Group Member (as defined in the Rights Agreement) or any Affiliate or Associate of a Milley Group Member; (iii) to the Company or any subsidiary thereof; (iv) that is a pledge or hypothecation made or to be made for the benefit of a BONA FIDE financial institution to secure a bona fide loan or other financial accommodation; and (v) as a result of any corporate action on the part of the Company (such as a merger in which the Company does not survive, a consolidation, or recapitalization or reclassification of shares) beyond the control of the Kellogg Persons.

         SECTION 2.4. OTHER ACTIONS. Each Kellogg Person hereby covenants and agrees that, unless and to the extent otherwise consented to in writing by the Company, such Kellogg Person shall not, directly or indirectly (including through any intermediary):

                  (A) Solicit proxies with respect to any Common Stock or Other Voting Securities, actively oppose any action approved by a majority of the Continuing Directors of the Company, or become a "participant" in any "election contest" relating to the election of directors of the Company (as such terms are used in rule 14a-11 of Regulation 14A promulgated under the Exchange Act (or any comparable or successor rule));

                  (B) Propose, make or initiate, or solicit stockholders of the Company for the approval of, one or more stockholder proposals;

                  (C) Propose, or make, initiate or solicit any proposals from, or provide any information or participate in any discussions or negotiations with, or otherwise cooperate in any way with or assist, any Person concerning any merger, consolidation, other business combination, tender or exchange offer, recapitalization, liquidation or dissolution or any purchase or other acquisition or sale or other disposition of assets (other than in the ordinary course of business) or shares of capital stock of the Company or any of its subsidiaries or divisions or any similar transaction involving the Company or any subsidiary or division of the Company or any subsidiary;

                  (D) Take any other action for the purpose of or with the effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect;

                  (E) Form, join or in any way participate in any "group" (within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5(b)(i) promulgated under the Exchange Act) with respect to any securities of the Company (except a group consisting entirely of Kellogg Group Members, Kellogg Related Persons, Milley Group Members and/or Affiliates or Associates of any of the foregoing); or

                  (F) Induce, attempt to induce, encourage or solicit, or cooperate with, any other Person to do any of the foregoing.

                   ARTICLE 3: COMPANY COVENANTS AND AGREEMENTS

         The Company hereby covenants and agrees: (i) to execute and deliver, and to cause the Rights Agent to execute and deliver, the Rights Agreement Amendment as soon as practicable on or after the date of the execution and delivery of this Agreement, and (ii) for so long as (x) there shall not be any breach of or default under this Agreement on the part of any Kellogg Person and
(y) the  Kellogg  Amendments  shall not have been  terminated  by  operation  of
Section 2(B) of the Rights Agreement Amendment, and subject to Section 6.8 hereof, to not suspend or terminate any of the Kellogg Amendments, terminate the Rights Agreement Amendment or take any other action having the purpose or effect of modifying or altering such the Kellogg Amendments.

                       ARTICLE 4: REGULATION 13D-G FILINGS

         SECTION 4.1. SEPARATE FILINGS. As a result of certain terms of this Agreement, the Kellogg Persons, any other Person who after the date hereof grants an Instant Proxy hereunder, the Milley Person and other Milley Group Members may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b)(i) promulgated under the Exchange Act. The Kellogg Persons and Milley Person desire that: (i) the Milley Person satisfy his obligations to prepare and file schedules in respect of the Company and Common Stock under Regulation 13D-G under the Exchange Act by filing schedules thereunder that set forth the disclosures and information required thereunder in respect of the Milley Person and/or other Milley Group Members and their respective Affiliates and Associates and not any Kellogg Group Member, Kellogg Related Person or any of their respective the Affiliates or Associates (each, a "Milley Schedule 13"); and (ii) the Kellogg Persons satisfy their obligations to prepare and file schedules in respect of the Company and Common Stock under such Regulation 13D-G by filing schedules thereunder that set forth the disclosures and information required thereunder in respect of the Kellogg Persons and/or other Kellogg Group Members and their respective Affiliates and Associates and not any Milley Group Member or any Affiliate or Associate thereof (each, a "Kellogg Schedule 13").

         SECTION 4.2. CERTAIN DISCLAIMERS. In order to help assure that the Milley Schedules 13 and Kellogg Schedules 13 do not contain conflicting disclosures and information with respect to the interrelationship among the Persons who join in such Milley Schedules 13 (the "Milley Filers"), on the one hand, and the Persons who join in such Kellogg Schedules 13 (the "Kellogg Filers"), on the other, the Kellogg Persons and Milley Person hereby covenant and agree with each other that, unless and to the extent otherwise agreed to by such parties:

                  (A) As permitted under Rule 13d-4 promulgated under the Exchange Act: (i) in any Milley Schedule 13 the Milley Filers shall disclaim beneficial ownership of any and all equity securities of the Company held by the Kellogg Filers or any "group" that includes Kellogg Filers, and (ii) in any Kellogg Schedule 13 the Kellogg Filers shall disclaim beneficial ownership of any and all equity securities of the Company held by the Milley Filers or any "group" that includes Milley Filers; and

                  (B) As permitted under item "(2)" of the "Instructions for Cover Page" of each of Schedule 13D (Rule 13d-101) and Schedule 13G (Rule 13d-102) promulgated under the Exchange Act: (i) in any Milley Schedule 13 the Milley Filers shall disclaim membership in any "group" that includes Kellogg Filers, (ii) in any Kellogg Schedule 13 the Kellogg Filers shall disclaim membership in any "group" that includes Milley Filers, and (iii) in any Milley
Schedule 13 the Milley Filers, and in any Kellogg Schedule 13 the Kellogg Filers, shall disclaim that the relationship of the Milley Person and any other Proxyholder, on the one hand, and the Kellogg Persons, on the other hand, is one that constitutes or forms a "group" within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5(b)(1) promulgated thereunder.

         The Kellogg Persons hereby make and confirm the foregoing disclaimers required to be made by the Kellogg Filers, and the Milley Person hereby makes and confirms the foregoing disclaimers required to be made by the Milley Filers.

                           ARTICLE 5: INDEMNIFICATION

         SECTION 5.1. RIGHT TO INDEMNIFICATION. Peter R. Kellogg (the "Indemnitor") hereby agrees to indemnify, defend and hold harmless the Company, AMilley, the other Milley Group Members and their respective officers, directors, employees, agents, professional advisors and controlling persons (the "Indemnitees") from and against any and all Losses (as hereinafter defined) directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, any of the Indemnitees as a result of or arising out of or in connection with: (i) the entering into by the Company of the Rights Agreement Amendment; (ii) the entering into by the Company and/or AMilley of this Agreement; and/or (ii) any term or provision of the Rights Agreement Amendment and/or this Agreement.

         SECTION 5.2. DEFENSE OF ACTIONS. The Indemnitor shall have the right to assume and control the defense of any claim, action, suit, proceeding or investigation alleged, brought or asserted by any Person (including by or in the right of the Company) as to which any Indemnitee is entitled to indemnification hereunder (an "Action") and the right to retain counsel of his choice (reasonably satisfactory to the Indemnitees) in connection therewith; PROVIDED, HOWEVER, that if the defendants in any Action include both the Indemnitor and one or more of the Indemnitees and there exists a conflict of interest which would prevent counsel retained by the Indemnitor from also representing such Indemnitee(s), then such Indemnitee(s) shall have the right to select separate counsel to participate in the defense of such Action on behalf of such Indemnitee(s). The Indemnitor shall not be liable to the Indemnitees pursuant to
Section 5.1 for any legal fees or disbursements incurred by them in connection with the defense of any Action subsequent to the time of the Indemnitor's assumption of the defense thereof. The Indemnitor shall not be entitled to settle or compromise any Action without the prior written consent of the Indemnitees (which consent shall not be unreasonably withheld, delayed or conditioned), unless such settlement or compromise includes the unconditional general release of all Indemnitees without any liability or other further obligation on their part. No Indemnitee shall be entitled to settle or compromise any Action the defense of which (having previously received notice thereof) the Indemnitor shall have assumed without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, delayed or conditioned).

         SECTION 5.3. "LOSSES" DEFINED. For purposes of this Agreement, the term "Losses" means and includes all losses, claims, liabilities, judgments, damages (including without limitation punitive, consequential and special damages awarded to any third-party claimant), payments, obligations, costs and expenses (including without limitation any costs of investigation, and any reasonable legal fees and disbursements incurred in defense of any Action or otherwise in connection with any alleged or asserted liability, payment or obligation as to which indemnification may apply hereunder), regardless of whether or not any liability, payment, obligation or judgment is ultimately imposed against any Indemnitee and whether or not any Indemnitee is made or becomes party to an Action in respect thereof, voluntarily or involuntarily.

         SECTION 5.4. SURVIVAL. The rights of the Indemnitees under this Section 5 shall survive any termination or expiration of this Agreement; PROVIDED, HOWEVER, that the right to indemnification under this Section 5 shall not apply to any Losses suffered, sustained or required to be paid by, or sought to be imposed upon, any of the Indemnitees as a result of or arising out of or in connection with any Action (x) that is first brought after the second anniversary of the date hereof and (y) as to which a separate but substantially similar or related Actions (whether or not in the same jurisdiction) arising out of the same general allegations or circumstances shall have not have been brought on or prior to such second anniversary.

         SECTION 5.5. BREACHES AND DEFAULTS. Nothing in this Section 5 shall be deemed to limit or otherwise affect the rights or remedies of any party hereto available at law or in equity as a result of or in connection with any breach of or this Agreement by any other party hereto.

                            ARTICLE 6: MISCELLANEOUS

         SECTION 6.1. TERM AND TERMINATION. This Agreement (including, without limitation, the Instant Proxy) shall remain in full force and effect for so long as any Rights are outstanding under the Rights Agreement (before or after any Distribution Date thereunder); PROVIDED, HOWEVER, that if the Kellogg Amendments (as defined in the Rights Agreement Amendment) shall terminate by operation of the Section 2(B) of the Rights Agreement Amendment, then this Agreement (including the Instant Proxy) shall automatically terminate thereupon. This Agreement may not otherwise be terminated except in a writing executed by all the Kellogg Persons then party to this Agreement, AMilley and the Company (acting with the approval of a majority of the Continuing Directors then in office).

         SECTION 6.2. REMEDIES. The parties hereto acknowledge and agree that the remedy at law for any breach of their respective obligations hereunder is and will be insufficient and inadequate and that the other parties hereto will be entitled to equitable relief (including specific performance), in addition to remedies at law. Each party hereto hereby waives the defense that there in an adequate remedy at law in the event of any action to enforce the provisions of this Agreement, and consents to the remedy of specific performance.

         SECTION 6.3. FURTHER ACTIONS. From time to time after the date hereof, as and when requested by any party hereto, the other parties hereto shall execute and deliver, or cause to be executed and delivered, such other and further agreements, documents and instruments and shall take, or cause to be taken, such other and further actions, as such party may reasonably request in order to further effect or evidence the transactions contemplated hereby and/or to otherwise carry out the intent and purposes of this Agreement.

         SECTION 6.4. ENTIRE AGREEMENT. This Agreement (which includes the Exhibit and Schedules hereto) contains the entire agreement among the parties hereto with respect to subject matter hereof and supersedes all prior written or oral agreements and understandings among such parties (or any of them) with respect to such subject matter.

         SECTION 6.5. SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective the heirs, executors, administrators, personal representatives, successors and permitted assigns. Neither the Company nor any Kellogg Person may assign any of its rights or delegate any of his duties under this Agreement without the prior written consent of the other parties hereto. AMilley may, without the consent of (but with notice to) the Company and the Kellogg Persons, assign his rights and delegate its duties under this Agreement to any other Milley Group Member or any Affiliate or Associate of any Milley Group Member (who shall thereupon become the "Milley Person" hereunder). Any Proxyholder may exercise its rights of substitution under the Instant Proxy without the consent of or notice to any party hereunder.

         SECTION 6.6. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         SECTION 6.7.  NOTICES.  All notices,  consents,  requests,  demands and other communications provided for herein or permitted hereunder shall be in writing and shall be deemed validly given, made, served and received when delivered (if delivered personally), when telecopied (if telecopied on a business day and such notice, consent, request, demand or other communication
(as the case may be) shall have been received by the intended recipient's telecopier machine), on the next succeeding business day (if telecopied on a non-business day and such notice, consent, request, demand or other communication (as the case may be) shall have been received by the intended recipient's telecopier machine)), one business day after being sent (if sent by overnight delivery service) or three business days after being deposited in the mails (if sent by registered or certified mail, return receipt requested, postage prepaid) to the following address or telecopier number:

                  If to the Company
                  or Milley Person:         3600 Rio Vista Avenue
                                            Suite A
                                            Orlando, Florida 32805
                                            Telecopier: (407) 849-0625

                  If to any Kellogg Person: 120 Broadway, 6th Floor
                                            New York, New York 10271
                                            Telecopier: (212) 433-7292

No other method of delivering notices, consents, requests, demands and other communications shall be precluded. Any party may, by notice to the other parties hereto, change the address or telecopier number to which notices or other communications to it are to be delivered, telecopied or sent.

         SECTION 6.8. INVALID PROVISIONS. If any covenant, agreement or other term or provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the covenants, agreements and other terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, if the Instant Proxy and/or any covenant, agreement or other term or provision of Section 2.4 hereof is held by such a court or other authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the Instant Proxy or such covenant, agreement or other term or provision (as the case may be) would adversely affect the purpose or effect of the Kellogg Amendments, the Board of Directors of Company may suspend or terminate the Kellogg Amendments to the extent determined in its good faith judgment.

         SECTION 6.9. DESCRIPTIVE HEADINGS; REFERENCES. The Article, Section, Exhibit and Schedule headings in this Agreement are for convenience of reference purposes only and shall not control or affect the meaning or construction of any provision of this Agreement. Article, Section, Exhibit and Schedule references in this Agreement are to the referenced Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context otherwise requires.

         SECTION 6.10. GENDER; SINGULAR AND PLURAL. Words of gender or neuter may be read as masculine, feminine or neuter, as required or permitted by the context. Singular and plural forms of defined and other terms herein may be read as singular or plural, as required or permitted by the context.

         SECTION 6.11. WAIVERS AND AMENDMENTS. This Agreement may not be modified or amended, nor may compliance with any of its terms and conditions be waived, except in a writing executed by all the Kellogg Persons then party to this Agreement, AMilley and the Company (acting with the approval of a majority of the Continuing Directors then in office).


            [the remainder of this page is intentionally left blank]

                                 SIGNATURE PAGE

         SECTION 6.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which, taken together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


COMPANY:                                      ORIGINAL KELLOGG PERSONS:

ELXSI CORPORATION

By:___________________________                __________________________________
   Title:                                     PETER R. KELLOGG


MILLEY PERSON:



______________________________                __________________________________
ALEXANDER M. MILLEY                           CYNTHIA K. KELLOGG


ORIGINAL KELLOGG PERSONS:


I.A.T. REINSURANCE SYNDICATE LTD.             PETER R. KELLOGG & CYNTHIA
 (for itself and on behalf of each of           K. KELLOGG FOUNDATION
 its subsidiaries holding Common Stock)



By:___________________________             By:__________________________________
   Title:                                     Title:



NOM TRUST U/W/O JAMES C.
  KELLOGG, III


By:___________________________
   Trustee

                                                                      SCHEDULE A

                       SUPPLEMENT TO STANDSTILL AGREEMENT
                ADDITIONAL KELLOGG PERSON'S AGREEMENT TO BE BOUND
                -------------------------------------------------

         THIS SUPPLEMENT TO THE STANDSTILL AGREEMENT, dated as of March 16, 1999 (as the same may have been, or from time to time may be, modified, amended, supplemented and/or restated, the "Agreement"), by and between (1) ELXSI Corporation, a Delaware corporation (the "Company"), (2) Alexander M. Milley,
(3) the Persons whose names appear on the signature page thereto under the terms "Original Kellogg Persons", and (4) the other Persons, if any, who subsequently became party to thereto as "Additional Kellogg Persons". Capitalized terms used and not defined herein have the respective meanings ascribed to such terms under, or as provided in, the Agreement.

         The Kellogg Persons have executed the Agreement, or by a Supplement instrument in the form hereof agreed to be bound thereby. The Agreement requires that if any Kellogg Group Member, or any Affiliate or Associate of any Kellogg Group Member, who is not already a "Kellogg Person" party to the Agreement shall purchase or otherwise acquire the beneficial ownership of any shares of Common Stock or Other Voting Securities, such Person shall promptly, but in any event within five days, thereafter become a party to the Agreement by executing and delivering to the Company a Supplement instrument in the form hereof, and thereby become a "Kellogg Person" party to the Agreement. The undersigned: (A) is a Kellogg Group Member or an Affiliate or Associate of a Kellogg Group Member who (prior to the execution and delivery of this Supplement) is not already a "Kellogg Person" party to the Agreement, and (B) has purchased or otherwise acquired the beneficial ownership of shares of Common Stock or Other Voting Securities the details of which (in accordance with Section 2.2(A) of the Agreement) have been disclosed to the Company.

         Accordingly, in consideration of the benefits to be derived and the conditions and promises contained in the Agreement, the undersigned hereby adopts and approves the Agreement and acknowledges, covenants and agrees as follows:

1.       The undersigned has read the Agreement and understands its provisions.

2. The undersigned agrees that the undersigned is a "Kellogg Person" party to, and as such shall hereafter be bound by, the Agreement as though the undersigned were an original "Kellogg Person" party thereto, and agrees to observe and comply with all of the terms and provisions thereof.

3. Without limiting the generality of the foregoing, the undersigned does hereby:

         (A)      Make,  as  of  the  date  hereof,  the   representations   and
                  warranties  made by the Kellogg  Persons set forth in Sections
                  1.1 and 1.2 of the Agreement;

         (B) Agree to abide by and comply with the covenants and agreements of the Kellogg Persons set forth in Articles 2 and 4 of the Agreement; and

         (C) Grant the Instant Proxy and, in connection therewith, has substantially simultaneously with the execution and delivery of this Supplement executed and delivered to AMilley counterparts of an Irrevocable Proxy instrument in the form of SCHEDULE B to the Agreement.

4. This Supplement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.


         IN  WITNESS   WHEREOF,   this  Supplement  has  been  executed  by  the
undersigned as of the date first above written.


Dated:_________________                    ADDITIONAL KELLOGG PERSON:




                                           [By:]________________________________
                                                Name/Title:
Accepted:

COMPANY:

ELXSI CORPORATION


By:__________________________
   Title:


MILLEY PERSON:



_____________________________
Name:

                                                                      SCHEDULE B
                                ELXSI CORPORATION

                                IRREVOCABLE PROXY
                                -----------------

         THE UNDERSIGNED does hereby irrevocably constitute and appoint [ALEXANDER M. MILLEY or name of other then "Milley Person"] the attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock and other voting securities of ELXSI Corporation, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at any annual or special meeting of the stockholders of the Company, and to express consent or dissent to any corporate action in writing without a meeting of the stockholders of the Company, in such manner as such attorney-in-fact and proxy, or the substitute for such attorney-in-fact and proxy, shall in his discretion determine. The proxy and power of attorney granted pursuant to the foregoing sentence is hereinafter collectively referred to as the "Instant Proxy".

         THE INSTANT PROXY IS COUPLED WITH AN INTEREST, SHALL BE IRREVOCABLE AND SHALL REVOKE ANY AND ALL PRIOR PROXIES AND POWERS OF ATTORNEY GRANTED BY THE UNDERSIGNED IN CONNECTION WITH ANY COMMON STOCK OR OTHER VOTING SECURITIES OF THE COMPANY.

         THE UNDERSIGNED SHALL NOT GRANT ANY PROXY OR POWER OF ATTORNEY TO ANY PERSON OR ENTITY WHICH CONFLICTS WITH THE INSTANT PROXY OR THE VOTING RIGHTS GRANTED THEREUNDER. ANY ATTEMPT TO DO SO SHALL BE VOID.

         The Instant Proxy shall remain in full force and effect for so long as any common stock purchase rights (collectively, the "Rights") established under that certain Rights Agreement, dated as of June 4, 1997 (as the same may have been, or from time to time may be, modified, amended, supplemented and/or restated, the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), are outstanding under the Rights Agreement (before or after any Distribution Date thereunder). The original Final Expiration Date of the Rights under the Rights Agreement is June 15, 2007. Such Final Expiration Date may have been extended prior to the date hereof, and/or such Final Expiration may be extended from time to time after the date hereof. Certain events may occur that result in the Rights being no longer outstanding prior to any such Final Expiration. In any event, by operation of the first sentence of this paragraph THE INSTANT PROXY MAY BE VOTED OR ACTED UPON MORE THAN THREE YEARS FROM THE DATE HEREOF.

                                  Dated:________________________________________

                                  Signatory:____________________________________

                                  ______________________________________________
                                                      Signature


                                  ______________________________________________
                                                      Signature

                                  This Irrevocable Proxy should be signed exactly as the name(s) appear(s) on the certificates representing the shares covered hereby. If stock is held in the names of joint owners, each should sign. Persons signing as an attorney, executor, administrator, guardian, trustee, corporate officer or in any other fiduciary or representative capacity should give full title.

                                                                       EXHIBIT A

                                [See Exhibit 2]